Focus Enhancements, Inc. and Lapis Technologies, Inc.
                   Loan Document Modification Agreement No. 5

                               Table of Contents
                               -----------------

     1.   Loan Document Modification Agreement No. 5

     2.   Amended and Restated Promissory Note






                      LOAN DOCUMENT MODIFICATION AGREEMENT
                      ------------------------------------
                       (No. 5; dated as of April 5, 1996)
                       ----------------------------------




         LOAN DOCUMENT MODIFICATION AGREEMENT dated as of April 5, 1996 by and between FOCUS ENHANCEMENTS, INC., a Delaware corporation and LAPIS TECHNOLOGIES, INC., a California corporation, (each a "Borrower" and together the "Borrowers") and SILICON VALLEY BANK (the "Bank"), a California chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at Wellesley Office Park, 40 William Street, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

         1.       Reference to Existing Loan Documents.

         Reference is hereby made to that Credit Agreement dated January 20, 1994 between the Bank and the Borrower as previously amended as of January 24, 1994, March 30,1994, October 6, 1994 and June 15, 1995 (with the attached schedules and exhibits, the "Credit Agreement") and the Loan Documents referred to therein, including without limitation that certain Amended and Restated Promissory Note of the Borrower dated June 15, 1995 in the principal amount of $1,000,000 (the "Note"), and the Security Documents referred to therein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Credit Agreement.

         2.       Effective Date.

         This Agreement shall become effective as of April 5, 1996 (the "Effective Date"), provided that the Bank shall have received the following on or before June 25, 1996 and provided further, however, in no event shall this Agreement become effective until signed by an officer of the Bank in California:

                  a. two copies of this Agreement, duly executed by the Borrower, with the attached consent duly executed by C. Bruce Johnstone, duly executed thereby; and

                  b. an amended and restated promissory note in the form enclosed herewith (the "Amended Note"), duly executed by the Borrower.

         By the signature of its authorized officer below, each Borrower is hereby representing that, except as modified in Schedule A attached hereto, the representations of the Borrowers set forth in the Loan Documents (including those contained in the Credit Agreement, as amended by this Agreement) are true and correct as of the Effective Date as if made on and as of such date. In addition, the Borrowers confirm their authorization as to the debiting of their account with the Bank in the amount of $7,500 in order to pay the Bank's facility fee for the period up to and including the extended Expiry Date and in the amount of $1,800 to pay the fees of Sullivan & Worcester LLP, special counsel to the Bank for services rendered to the Bank in connection with this Agreement. Finally, each Borrower (and each guarantor, if any, signing below) agrees that, as of the Effective Date, it has no defenses against its obligations to pay any amounts under the

Credit Agreement and the other Loan Documents; and in consideration for the Bank's entering into this Amendment, the Borrowers hereby also agree to release and forever discharge the Bank and its affiliates, officers, directors, agents, attorneys, employees, successors and assigns of and from all manner of actions, causes of action, suits, judgments, claims and demands whatsoever in law or in equity, which have arisen from the beginning of time up to the date of the Borrower's acceptance of this Amendment, whether arising in connection with the transaction contemplated hereby or by the Credit Agreement or otherwise.

         3.       Description of Change in Terms.

         As of the Effective Date, the Credit Agreement is modified in the following respects:

                  a. The figure "$1,000,000" appearing on the cover page and in the fifth line of Section 1.1 of the Credit Agreement is hereby deleted and there is hereby substituted the figure "$900,000."

                  b. Section 1.5 of the Credit Agreement is hereby amended by deleting "April 5, 1996" appearing in the second line thereof as the Maturity Date and substituting in place thereof "March 7, 1997." Section 1.5 is further amended by inserting the following new sentence at the end thereof: "The Bank shall meet with an officer of the Borrowers on or about January 7, 1997 in order to discuss (a) an extension to the Guarantee of C. Bruce Johnstone and (b) a plan acceptable to the Bank for repayment of the entire outstanding balance of the Note by the Maturity Date."

                  c. Section 1.4 of the Credit Agreement is hereby restated in its entirety as follows:

                  "1.4 Borrowing Base. The Borrowers shall not permit, or request any advance or the issuance of any Letter of Credit hereunder that would cause, the sum of the aggregate unpaid principal amount of all Line of Credit Loans under this Commitment (the "Extensions of Credit"), to exceed at any time an amount equal to the lesser of (i) the Commitment or (ii) the sum of (a) 70% of all Eligible Domestic Accounts Receivable (the "Borrowing Base"). If at any time the aggregate principal amount of all Extensions of Credit exceeds the Borrowing Base, the Borrowers shall, on the next Business Day, prepay such excess principal amount together with accrued interest thereon at the applicable rate, and if such excess is not eliminated thereby, the Borrowers shall also pledge to the Bank an amount by which the aggregate Extension of Credit exceeds the Borrowing Base, in a manner acceptable to the Bank."

                  d. Numbered paragraphs 7.10 through 7.13 are hereby restated in their entirety as follows:

                  "7.10 Quick Ratio. The Borrowers will not permit the Quick Ratio at the end of any month (a) to be less than 0.6 to 1 for the months ending March 31, 1996 through November 30,1996; and (b) 0.8 to 1 for the month ending December 31, 1996 and each month thereafter.

                  7.11 Minimum Profitability. The Borrowers will not permit Net Losses to be greater than, or Net Income to be less than, the amounts set forth opposite the respective fiscal quarter ends listed below.

                    Quarter Ending                         Minimum Profitability
                    --------------                         ---------------------

               March 31, 1996                                   ($3,700,000)
               June 30, 1996                                    (   500,000)
               September 30, 1996                                $   75,000
               December 31, 1996                                 $  200,000

                  7.12     [Not Utilized]

                  7.13 Tangible Net Worth. The Borrowers will not permit Tangible Net Worth at the end of any fiscal month (a) to be less than $600,000 for the months ending March 31, 1996 through November 30, 1996; and (b) $1,000,000 for the month ending December 31, 1996 and thereafter."

                  e. The definition of "Eligible Domestic Accounts Receivable" set forth in Section 9.1 of the Credit Agreement is hereby amended as follows:


                           (i) There is  hereby  added to  subparagraph  (a) the
                  following: "Notwithstanding the foregoing, the Bank in its sole discretion may approve accounts receivable which remain unpaid more than 90 but less than 120 days from the invoice date."

                           (ii) The percentage set forth in the second and third
                  lines of clause (i) with respect to permitted concentration from a single account debtor and its Subsidiaries and Affiliates is hereby increased from 25% to 40%.

                  f. The form of Compliance Certificate attached to the Credit Agreement as Exhibit C is hereby restated in its entirety in the form of Exhibit C hereto.

                  g. The Credit Agreement and the other Loan Documents are hereby amended wherever necessary or appropriate to reflect the foregoing changes.


         4.       Continuing Validity.

         Upon the effectiveness hereof, each reference in each Security Instrument or other Loan Document to "the Credit Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby. Except as specifically set forth above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. Each of the other Loan Documents is in full force and effect and is hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Credit Agreement or any other Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which the Bank may now or hereafter have under or in connection with the Credit Agreement, as modified hereby, or the other Loan Documents and shall not obligate the Bank to assent to any further modifications.

         5.       Miscellaneous.

                  a. This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

                  b. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                  c. EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LOAN MODIFICATION AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA.

                  d. The Borrowers agree, jointly and severally to promptly pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this letter amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Sullivan & Worcester LLP, special counsel for the Bank with respect thereto.

                           [Intentionally Left Blank]

         IN WITNESS WHEREOF, the Bank and the Borrower have caused this Agreement to be signed under seal by their respective duly authorized officers as of the date set forth above.


                                                 SILICON VALLEY EAST, a Division
                                                  of Silicon Valley Bank


                                               By: /s/ Mark Pasculano
                                                  -----------------------------
                                                  Name: Mark Pasculano
                                                  Title: Vice President


                                                  SILICON VALLEY BANK


                                               By: /s/ Pamela  Doyle
                                                  -----------------------------
                                                  Name: Pamela Doyle
                                                  Title:Senior Vice Pres.
                                                  (signed in Santa Clara, CA)


                                               FOCUS ENHANCEMENTS, INC.


                                               By: /s/ T. L. Massie
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                               LAPIS TECHNOLOGIES, INC.


                                               By: /s/ T. L. Massie
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

         TO:      SILICON VALLEY BANK

         FROM:    FOCUS ENHANCEMENTS, INC. AND LAPIS TECHNOLOGIES, INC.

         The undersigned authorized officer of Focus Enhancements, Inc. and Lapis Technologies, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.



  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTINQ  COVENANT                REQUIRED                      COMPLIES
- -------------------                --------                      --------

Monthly financial statements   Monthly within 30 days        Yes           No
Annual (CPA  Audited)          FYE within 90 days            Yes           No
A/R & A/P Agings               Monthly  within 30 days       Yes           No
A/R Audit                      Semi-Annual                   Yes           No

FINANCIAL COVENANT                 REQUIRED     ACTUAL            COMPLIES
- ------------------                 --------     ------            --------

Maintain on a Monthly Basis:

 Minimum Quick Ratio
  3/31/96 thru 10/31/96            0.6:1.0    ___:1.0        Yes            No
  12/31/96 and thereafter          0.3:1.0    ___:1.0        Yes            No

 Minimum Tangible Net Worth
  3/31/96 thru 10/30/96          $ 600,000   $_______        Yes            No
  12/31/96 and theafter         $1,000,000   $_______        Yes            No

Profitability:    Quarterly
                  3/31/96      ($3,700,000)  $_______        Yes            No
                  6/30/96      ( $ 500,000)  $_______        Yes            No
                  9/30/96         $ 75,000   $_______        Yes            No
                  1 2/31/96      $ 200,000   $_______        Yes            No

COMMENTS REGARDING EXCEPTIONS: See Attached.

Sincerely,

/s/ T. L. Massie
- -------------------
SIGNATURE
TITLE
DATE


                                                 June 20, 1996

Silicon Valley Bank
Wellesley Office Park
40 William Street
Wellesley, MA 02181

Gentlemen:

          Reference is hereby made to (a) that certain Guarantee dated as of June 15, 1995 (the "Guarantee") of the undersigned (the "Guarantor") in favor of Silicon Valley Bank; and (b) that certain Loan Document Modification Agreement (No. 5) dated as of April 5, 1996 (the "Modification Agreement") by and among the Bank and Focus Enhancements, Inc. and Lapis Technologies, Inc. (together, the "Borrowers"). Unless otherwise defined herein, all capitalized terms used herein shall have the same respective meanings as set forth in the Credit Agreement referred to in, and as amended by, the Modification Agreement. This letter agreement may be signed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          1. The Guarantor hereby consents to the Modification Agreement and the Amended Note.

          2. The Guarantor hereby confirms and agrees with the Bank that the Guarantee is, and shall continue to be in full force and effect in accordance with its terms (and in any event until all obligations owing to the Bank by the Borrowers under or in connection with the Credit Agreement are satisfied in full) and the Guarantee is hereby ratified and confirmed in all respects, except that upon the effectiveness of the Modification Agreement, all reference in the Guarantee to the "Credit Agreement," "thereunder," "thereof," "therein," or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by the Modification Agreement, and each reference in the Guaranty to the "Note,"

Silicon Valley Bank
June 20, 1996
Page 2

"thereunder," "thereof," "therein" and words of like import referring to the Note, shall mean and be a reference to the Note as amended and restated by the Amended Note.



                                             Very truly yours,

                                             /s/ C. Bruce Johnstone
                                             -------------------------
                                             C. Bruce Johnstone

Accepted and Agreed to:


Silicon Valley Bank

By: Mark Pasculano
   ----------------------------------
   Name: Mark Pasculano
   Title: Vice President